Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 of Diageo plc (No. 333-269929), Diageo Capital plc (No. 333-269929-01) and Diageo Investment Corporation (No. 333-269929-02), and Form S-8 (No. 333-153481, 333-162490, 333-169934, 333-182315, 333-206290 and 333-223071) of our report dated 3 August 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
3 August 2023